                             EPL Technologies, Inc.

                                   Exhibit 3.1

                Amended and Restated Articles of Incorporation of
                   EPL Technologies, Inc., as amended to date

                                                                     Exhibit 3.1
                                                             FOR OFFICE USE ONLY

                           MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                                 (303) 894-2242


MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES


                                ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED                 TO THE
SELF-ADDRESSED ENVELOPE       ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is            EPL Technologies, Inc.
                                       ----------------------------------------

SECOND: the following amendment to the Articles of Incorporation was adopted on July 21, 1997, as prescribed by the Colorado Business Corporation Act,
-------------
in the manner marked with an X below:

    No shares have been issued or Directors Elected - Action by Incorporators
---
    No shares have been issued but Directors Elected - Action by Directors
---
    Such amendment was adopted by the board of directors where shares have been --- issued.

 X Such amendment was adopted by a vote of the shareholders. The number of --- shares voted for the amendment was sufficient for approval.



                  See Exhibit A



THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date:           n/a
(Not to exceed ninety (90) days from the date of filing)                          ----------------------------

                                                                                  ----------------------------



                                                                                  By    /s/ Timothy B. Owen
                                                                                  ----------------------------
                                                                                  Its  Secretary and Treasurer
                                                                                  ----------------------------
                                                                                              (Title)

                                    EXHIBIT A


RESOLVED, that Paragraph A. of Article V of the Articles of Incorporation of the Company be amended and restated to read in its entirety as follows:

         The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value $0.001 per share, three million two hundred fifty thousand (3,250,000) shares of Series A 10% Cumulative Convertible Preferred Stock with a par value of $1.00 per share ("Series A Preferred Stock"), 531,915 shares of Series B 10% Cumulative Convertible Preferred Stock with a par value of $0.01 per share ("Series B Preferred Stock"), 144,444 shares of Series C Convertible Preferred Stock with a par value of $0.01 per share ("Series C Preferred Stock") and three million, three hundred twenty-three thousand, six hundred forty-one (3,323,641) shares of preferred stock with a par value of $0.01 per share ("Board Designated Preferred Stock"). The Board of Directors of the Corporation may determine, in whole or in part, the preferences, limitations, and relative rights of the Board Designated Preferred Stock, within the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act, of any class of the Board Designated Preferred Stock, before the issuance of any shares of that class, or one or more series within a class of the Board Designated Preferred Stock before the issuance of any shares of that series. The Board of Directors may issue, in one or more classes or series, shares of the Board Designated Preferred Stock with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, or other special or relative rights as shall be fixed from time to time by the Board of Directors, except for and subject to, in each case, the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act and in accordance with the provisions and requirements of Section 7-106-102 of the Colorado Business Corporation Act.

                                                                   EXHIBIT 3.1

                                AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                         OF
                               EPL TECHNOLOGIES, INC.

        Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Amended and Restated Articles of Incorporation. The Corporation certifies as follows:

FIRST:    The name of the Corporation is EPL Technologies, Inc.

SECOND: Paragraph A of Article V of the Articles of Incorporation has been amended to read as it appears below. The amendment was adopted on July 22, 1996 by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: The following restatement of the Articles of Incorporation was adopted on July 22, 1996 by the Board of Directors of the Corporation without shareholder action, as shareholder action was not required for such restatement.

FOURTH: The following articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto:

                                      ARTICLE I

          The name of the Corporation is EPL Technologies, Inc.

                                     ARTICLE II

          The period of duration of the Corporation shall be perpetual.

                                     ARTICLE III

          The purposes for which the Corporation is organized are: The transaction of all lawful business for which corporations may be incorporated pursuant to the laws of the State of Colorado, whether acting singly or in conjunction with any other person or entity.

                                     ARTICLE IV

          In furtherance of the purposes set forth in Article III of these Articles of Incorporation, the Corporation shall have and may exercise all of the rights, powers, and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado.

                                      ARTICLE V

        A. Authorized Shares. The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value $0.001 per share, three million two hundred fifty thousand (3,250,000) shares of Series A 10% Cumulative Convertible Preferred Stock with a par value of $1.00 per share ("Series A Preferred Stock") and two million (2,000,000) shares of preferred stock with a par value of $.01 per share ("Board Designated Preferred Stock"). The Board of Directors of the Corporation may determine, in whole or in part, the preferences, limitations, and relative rights of the Board Designated Preferred Stock, within the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act, of any class of the Board Designated Preferred Stock, before the issuance of any shares of that class, or one or more series within a class of the Board Designated Preferred Stock before the issuance of any shares of that series. The Board of Directors may issue, in one or more classes or series, shares of the Board Designated Preferred Stock with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, or other special or relative rights as shall be fixed from time to time by the Board of Directors, except for and subject to, in each case, the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act and in accordance with the provisions and requirements of Section 7-106-102 of the Colorado Business Corporation Act.

        B. Transfer Restrictions. The Corporation shall have the right, by appropriate action, to impose restrictions upon the transfer of any shares of its stock or any interest therein, from time to time provided that any restrictions imposed, or notice of the substance thereof, shall be set forth upon the face or back of the Certificates representing the Corporation's shares of stock.

        C. Preemptive Rights. The holders of the shares of the common stock of the Corporation shall not be entitled, as of right, to purchase or subscribe for any unissued or treasury stock of any class, or any additional stock of any class to be issued by reason of any increase of the authorized shares of the Corporation of any class, or any bonds, certificates of indebtedness, debenture, or other securities, rights, warrants or options convertible into shares of the Corporation or carrying any right to purchase shares of any class in accordance with their proportionate equity in the Corporation.

        D. Cumulative Voting. The cumulative system of voting for Directors or for any other purpose shall not be allowed.

        E. Series A Preferred Stock. The terms, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock and the limitations and restrictions thereof are as follows:

        Dividend Rights. Holders of the Series A Preferred Stock are entitled to dividends at the rate of 10% per annum of the par value of the stock. At the option of the Corporation, these dividends may be paid either in cash or in common stock. If the dividends are paid in common stock, the common stock will be valued at the conversion price, which is $0.75 per share (subject to adjustment for stock splits, stock dividends, the effect of mergers and the like). If the dividends are not paid, the right to receive unpaid dividends will accumulate, but without interest. No dividends may be paid on the common stock at a time when payment of dividends on the Series A Preferred Stock is in arrears.

     Terms of Conversion. Each share of Series A Preferred Stock may be converted into that number of full shares of common stock of the Corporation determined by dividing $1.00 by the Conversion Price of $0.75 per share (subject to adjustment for stock splits, stock dividends, the effect of mergers and the like). Conversion may be elected by the holder of the Series A Preferred Stock at any time prior to payment of a distribution in liquidation with respect to the Series A Preferred Stock. Payment in cash will be made in lieu of issuance of fractional shares.

     Voting Rights. Each holder of Series A Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock are convertible. Except when voting by class or series is required by law or the Articles of Incorporation, holders of the Series A Preferred Stock shall vote together with the holders of the common stock as a single class.

     Liquidation Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Corporation available for distribution to its stockholders $1.00 per share (subject to adjustment for stock splits, stock dividends, the effect of mergers and the like affecting the Series A Preferred Stock). This payment shall be made in full by the Corporation prior to any payment being made to the holders of the common stock.

     No Other Rights. The Series A Preferred Stock will not have the benefit of any sinking fund provisions, any redemption provisions, any preemptive rights to subscribe to any additional shares of any class or series of the Corporation's stock, or any liability to further calls or assessments. The Series A Preferred Stock will not have any right to elect a separate class of Directors of the Corporation. There is no restriction on the repurchase or redemption of any shares of the Corporation while there is any arrearage in the payment of dividends on the Series A Preferred Stock.

     F. Indemnification. The Corporation shall, to the fullest extent permitted by law, indemnify Incorporators, Directors, Officers, employees, fiduciaries, agents, consultants or other parties whom it shall have power to indemnify from and against any expenses (including attorney's fees), liabilities, claims or other matters arising by reason of the person's relationship with the Corporation. The Corporation may obtain and pay for insurance for that purpose. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles or any Bylaw, agreement, vote of shareholders, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. This indemnification shall continue as to a person who has terminated his position for actions occurring during the period of his relationship with the Corporation, and shall inure to the benefit of the heirs, executors, personal representatives, and administrators of such a person.

                                     ARTICLE VI

        The Board of Directors of the Corporation shall consist of not less than three (3) nor more then seven (7) directors, as set forth in the Bylaws of the Corporation, who need not be shareholders of the Corporation or residents of the State of Colorado.

                                     ARTICLE VII

        No contract or other transaction between the Corporation and one or more of its Directors, Officers, agents or employees or any other corporation, firm, association or entity in which one or more of its Directors, Officers, agents or employees are directors or officers or are financially interested in shall be either void or voidable because of such relationship or interest, or because such Directors or Officers are present at a meeting of the Board of Directors or a Committee thereof which authorizes, approves or ratifies such contract or transaction, or because their votes were counted for such purpose if:

        A. The fact of such relationship or interest is disclosed or known to the Board of Directors or Committee which authorizes, approves or ratifies the contract or transaction by a majority vote of uninterested directors; or

        B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

        C. The contract or transaction is fair and reasonable to the Corporation.

        Interested Directors or Officers may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                    ARTICLE VIII

        In addition to the other powers now or hereafter conferred upon the Board of Directors by these Articles of Incorporation, the Bylaws of the Corporation, or by the law of Colorado, the Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of the stated capital or the capital surplus of the Corporation, a portion of the corporate assets, in cash or in kind; subject, however, to the limitations contained in the Colorado Business Corporation Act.

                                     ARTICLE IX

        With respect to any action to be taken by shareholders of this Corporation, a vote or concurrence of the holders of a majority of the outstanding shares present or represented at a meeting and entitled to vote thereon shall be required.

                                      ARTICLE X

        The address of the Registered Office of the Corporation is 1675 Broadway, Denver, Colorado 80202. The name of the Registered Agent of the Corporation at such address is The Corporation Company.




                                     ARTICLE XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in, or to add any provisions to, its Articles of Incorporation from time to time, in any manner permitted by law.





                                        EPL TECHNOLOGIES, INC.


                                        By:
                                           ---------------------------------
                                           Name: Shawn J. Collins
                                           Title: Secretary

                                                            -------------------
                                                            FOR OFFICE USE ONLY
                          MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                               FAX (303) 894-2242
MUST BE TYPED                                               -------------------
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is EPL Technologies, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on July 22, 1996, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

/ /     No shares have been issued or Directors Elected - Action by
        Incorporators

/ /     No shares have been issued but Directors Elected - Action by Directors

/X/ Such amendment was adopted by the board of directors where shares have been issued.

/ / Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: See amendment attached.

If these amendments are to have a delayed effective date, please list that date:

N/A
--------------------------------------------------------
(Not to exceed ninety (90) days from the date of filing)


                                                EPL Technologies, Inc.



                                                By /s/ SHAWN J. COLLINS
                                                   ----------------------------


                                                   Its Secretary
                                                       ------------------------
                                                       Title

               Certificate of Designation, Number, Voting Powers,
          Preferences and Rights of the Series of the Preferred Stock
                                       of
                             EPL TECHNOLOGIES, INC.
                                To be Designated
                      Series B Convertible Preferred Stock


         EPL Technologies, Inc., a Colorado corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by its Articles of Incorporation, and in accordance with the provisions of Section 7-108-101 of the Colorado Business Corporation Act ("CBCA"), certifies that the Board of Directors of the Corporation, at a meeting duly called and held pursuant to Section 7-108-201 of the CBCA, duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series B Convertible Preferred Stock" and to consist of 531,915 shares as follows:

         RESOLVED, that, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 531,915 shares, to be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"); the Board of Directors be and hereby is authorized to issue such shares of Series B Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Articles of Incorporation, the powers, designations, preferences and relative, participating, option or other special rights of, and the qualifications, limitations or restrictions upon, the Series B Preferred Stock shall be as follows:

         1.      Dividends

                 In each fiscal year of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, out of the funds legally available for that purpose, dividends at a rate of ten percent (10%) per annum, or $.47 per share, and no more, in cash or in stock, at the Corporation's discretion, (i. e., stock at the stated conversion price) and in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof ("Junior Shares") and pari passu with the Series A Preferred Stock or any other shares of capital stock of the Corporation ranking on liquidation pari passu with the Series B Preferred Stock.

                 Dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared and shall be cumulative so that if at any time after the issuance of the Series B Preferred Stock such dividends shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid on or declared and set apart for payment before any dividend shall be paid on or declared or set apart for any shares of Junior Shares is made by the Corporation, except the repurchase of Junior Shares from employees of this Corporation upon termination of employment. Any accumulation of dividends on the Series B Preferred Stock shall not bear interest.

         2.      Liquidation, Dissolution or Winding Up

                 (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class of series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other Junior Shares, an amount equal to $4.70 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any other class of series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series B Preferred Stock shall rank on liquidation on a parity with the Series A Preferred Stock and the Common Stock shall constitute Junior Shares hereunder.

                 (b) After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other Junior Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         3.      Voting

                 (a) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as required by law or by the provisions of its Amended and Restated Certificate of Incorporation, as amended from time to time, holders of Series B Preferred Stock and any other outstanding series of Preferred Stock shall vote together with the holders of Series A Preferred Stock and the Common Stock as a single class or "voting group" within the meaning of the Colorado Business Corporation Act.

                 (b) The Corporation shall not (i) amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, or (ii) amend, alter or modify its Articles of Incorporation to increase the number of authorized shares of Series B Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any class or series of stock with preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up the Corporation shall be deemed to affect adversely the Series B Preferred Stock, and the authorization of any class or series of stock on a parity with the Series B Preferred Stock as to the rights to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series B Preferred Stock.

         4.  Optional Conversion   The holders of the Series B Preferred Stock
shall have conversion rights as follows (the "Conversion Rights"):

                 (a) Right to Convert   Each share of Series B
Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.70 by the Conversion Price (as defined below) in effect at the time of conversion for each share of Series B Preferred Stock. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $4.70. Such initial

Conversion Price, and the rates at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

                 (b) Fractional Shares    No fractional shares of
Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                 (c) Mechanics of Conversion

                          (i)     In order for a holder of Series B Preferred
Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his, her, or its nominees, a certificate or certificates for the number of shares of Common

Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                          (ii)    The Corporation shall at all times when the
Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at each such adjusted Conversion Price.

                 (d) Issue of Securities Deemed Issue of Additional Shares of Common Stock

                          (i)     Adjustment for Merger or Reorganization, etc.
In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

                          (ii) No Impairment

                          The Corporation will not by amendment of its Restated
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

                          (iii) Certificate as to Adjustments

                          Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.

         (5)     Notice of Record Date  In the event:

                      (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                     (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                    (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                     (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating

                      (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                      (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Designation to be signed by its Chief Executive Officer and attested by its Secretary this 23rd day of July, 1996





/s/ Paul L. Devine
-----------------------------------------------
Paul L. Devine
Chairman, President and Chief Executive Officer
EPL Technologies, Inc.





/s/ Shawn J. Collins
-----------------------------------------------
Shawn J. Collins
Secretary
EPL Technologies, Inc.

[STAMP: STOCK CHANGE]

                      MAIL TO: SECRETARY OF STATE        FOR OFFICE USE ONLY
                          CORPORATIONS SECTION
                        1560 BROADWAY, SUITE 200             19971097232 C
                            DENVER, CO 80202                 $25.00
                             (303) 894-2251                  SECRETARY OF STATE
                           FAX (303) 894-2242                06-18-97 14:39:21


MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES       DPC 19871604254

                         ARTICLES OF AMENDMENT
                                 TO THE
                       ARTICLES OF INCORPORATION

PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is EPL Technologies, Inc. ncgs

SECOND: The following amendment to the Articles of Incorporation was adopted on June 18, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

___ No shares have been Issued or Directors Elected - Action by Incorporators

___ No shares have been Issued but Directors Elected - Action by Directors


 X Such amendment was adopted by the board of directors where shares have been ___ issued.

___ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

A total of 144,444 shares of the duly authorized preferred stock, $.01 par value, of the corporation shall be designated Series C Convertible Preferred Stock and shall have the powers, preferences, rights, qualifications and restrictions set forth on the Certificate of Designation attached hereto as Exhibit A.


THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: see above

If these amendments are to have a delayed effective date, please list that date: n/a
(Not to exceed ninety (90) days from the date of filing)

                                   /s/ Timothy B. Owen
                                       ---------------

                                   By  Timothy B. Owen
                                       ---------------
                                       Its Secretary
                                           ---------
                                           Title

                                    EXHIBIT A

      1.    Dividends

            In each fiscal year of the Corporation, the holders of shares of Series C Preferred Stock shall be entitled to receive, when and as declared, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, out of the funds legally available for that purpose, dividends at a rate of ten percent (10%) per annum, or $.45 per share, and no more, in cash or in stock, at the Corporation's discretion, (i. e., stock at the stated conversion price) and in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series C Preferred Stock by reason of their ownership thereof ("Junior Shares").

            Dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared and shall be cumulative so that if at any time after the issuance of the Series C Preferred Stock such dividends shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid on or declared and set apart for payment before any dividend shall be paid on or declared or set apart for any shares of Junior Shares is made by the Corporation, except the repurchase of Junior Shares from employees of this Corporation upon termination of employment. Any accumulation of dividends on the Series C Preferred Stock shall not bear interest.

      2.    Liquidation, Dissolution or Winding Up

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other Junior Shares, an amount equal to $4.50 per share of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series C Preferred Stock shall rank on liquidation on a parity with the Series A Preferred Stock and Series B Preferred Stock, and the Common Stock shall constitute Junior Shares hereunder.

            (b) After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series C Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other Junior Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its shareholders.

      3.    Voting

            (a) Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as required by law or by the provisions of its Amended and Restated Certificate of Incorporation, as amended from time to time, holders of Series C Preferred Stock and any other outstanding series of Preferred Stock shall vote together with the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock as a single class or "voting group" within the meaning of the Colorado Business Corporation Act.

            (b) The Corporation shall not (i) amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, or (ii) amend, alter or modify its Articles of Incorporation to increase the number of authorized shares of Series C Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series C Preferred Stock in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any class or series of stock with preference or priority over the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up the Corporation shall be deemed to affect adversely the Series C Preferred Stock, and the authorization of any class or series of stock on a parity with the Series C Preferred Stock as to the rights to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series C Preferred Stock.

      4. Optional Conversion   The holders of the Series C Preferred Stock shall
have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 by the Conversion Price (as defined below) in effect at the time of conversion for each share of Series C Preferred Stock. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $4.50. Such initial Conversion Price, and the rates at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

      In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series C Preferred Stock.

            (b) Fractional Shares    No fractional shares of Common Stock shall
be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.


            (c) Mechanics of Conversion

                  (i) In order for a holder of Series C Preferred Stock to convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock at the office of the Corporation's transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at each such adjusted Conversion Price.

            (d) Adjustment of Conversion Price

                  (i) Adjustment for Anti-Dilution, Merger or Reorganization,
etc.   The Conversion Price and the number and kind of securities issuable upon the conversion of the Series C Preferred Stock shall be subject to adjustment from time to time, but only upon the occurrence of any of the events as hereinafter provided:

                        (A) In the event the Corporation shall issue Common Stock as a dividend upon Common Stock or in payment of a dividend thereon, the Conversion Price then in effect shall be proportionately decreased, effective at the close of business on the record date for the determination of shareholders entitled to receive the same (it being understood that any issuance of Common Stock as a dividend on any class or series of the Corporation's preferred stock shall have no effect on the Conversion Price);

                        (B) In the event the Corporation shall at any time subdivide or combine its outstanding shares of Common Stock, by reclassification or otherwise, the Conversion Price then in effect shall be proportionately decreased or increased, as the case may be, effective immediately after the effective date of such subdivision or combination; and

                        (C) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series C Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation purchasable and receivable upon the conversion, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock purchasable and receivable upon the conversion of the Series C Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such reorganization, reclassification, consolidation, merger or sale, appropriate provision shall be made with respect to the rights and interests of the holders of Series C Preferred Stock to the end that the provisions of the Series C Preferred Stock (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of stock, securities, or assets thereafter deliverable upon conversion of Series C Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the holders of Series C Preferred Stock such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the holders of Series C Preferred Stock may be entitled to purchase.

                  (ii) No Impairment

                  The Corporation will not by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

                       (iii) Certificate as to Adjustments

                  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock.

      (5)   Notice of Record Date   In the event:

            (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

            (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

            (iii) of any reclassification of the Common Stock of the Corporation
                  (other than a subdivision or combination of its outstanding shares of Common Stock or a stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

            (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to the holders of the

Series C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

            (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

            (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

STOCK CHANGE               MAIL TO: SECRETARY OF STATE       FOR OFFICE USE ONLY
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200         19971132298 C
                                DENVER, CO 80202             $25.00
                                (303) 894-2251               SECRETARY OF STATE
                               FAX (303) 894-2242            08-19-97 15:00:42

MUST BE TYPED
FILING FEE $25.00               DPC 19871604254
MUST SUBMIT TWO COPIES
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is   EPL Technologies, Inc. ncgs
                                     ---------------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on July 21, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

      No shares have been issued or Directors Elected - Action by Incorporators
-----

      No shares have been issued but Directors Elected - Action by Directors
-----

      Such amendment was adopted by the board of directors where shares have ----- been issued.

  X   Such amendment was adopted by a vote of the shareholders. The number of
----- shares voted for the amendment was sufficient for approval.

   See Exhibit A


THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date: n/a
     --------
            (Not to exceed ninety (90) days from the date of filing)



                                                    /s/ Timothy B. Owen
                                               ------------------------------


                                             By Timothy B. Owen
                                               ------------------------------
                                               Its Secretary
                                                  ---------------------------
                                                         Title

                                   EXHIBIT A

RESOLVED, that Paragraph A, of Article V of the Articles of Incorporation of EPL Technologies, Inc. is amended and restated to read in its entirety as follows:

            The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value $0.001 per share, three million two hundred fifty thousand (3,250,000) shares of Series A 10% Cumulative Convertible Preferred Stock with a par value of $1.00 per share ("Series A Preferred Stock"), 531,915 shares of Series B Convertible Preferred Stock with a par value of $0.01 per share ("Series B Preferred Stock"), 144,444 shares of Series C Convertible Preferred Stock with a par value of $0.01 per share ("Series C Preferred Stock") and three million, three hundred twenty-three thousand, six hundred forty-one (3,323,641) shares of preferred stock with a par value of $0.01 per share ("Board Designated Preferred Stock"). The Board of Directors of the Corporation may determine, in whole or in part, the preferences, limitations, and relative rights of the Board Designated Preferred Stock, within the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act, of any class of the Board Designated Preferred Stock, before the issuance of any shares of that class, or one or more series within a class of the Board Designated Preferred Stock before the issuance of any shares of that series. The Board of Directors may issue, in one or more classes or series, shares of the Board Designated Preferred Stock with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, or other special or relative rights as shall be fixed from time to time by the Board of Directors, except for and subject to, in each case, the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act and in accordance with the provisions and requirements of Section 7-106-102 of the Colorado Business Corporation Act.

                                                             FOR OFFICE USE ONLY

                           MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                                 (303) 894-2242


MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES


                                ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED                 TO THE
SELF-ADDRESSED ENVELOPE       ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is            EPL Technologies, Inc.
                                       ----------------------------------------

SECOND: the following amendment to the Articles of Incorporation was adopted on November 3, 1997, as prescribed by the Colorado Business Corporation Act,
-------------
in the manner marked with an X below:

    No shares have been issued or Directors Elected - Action by Incorporators
---
    No shares have been issued but Directors Elected - Action by Directors
---
 X Such amendment was adopted by the board of directors where shares have been --- issued.

    Such amendment was adopted by a vote of the shareholders. The number of --- shares voted for the amendment was sufficient for approval.



                  See Exhibit A



THIRD: A changing corporate XXX

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be affected, is as follows:
see above

If these amendments are to have a delayed effective date, please list that date:           n/a
(Not to exceed ninety (90) days from the date of filing)                          ----------------------------

                                                                                  ----------------------------



                                                                                  By    /s/ Timothy B. Owen
                                                                                  ----------------------------
                                                                                  Its  Secretary and Treasurer
                                                                                  ----------------------------
                                                                                              (Title)

                                                                       EXHIBIT A


              CERTIFICATE OF DESIGNATION, NUMBER, VOTING POWERS,

         PREFERENCES AND RIGHTS OF THE SERIES OF THE PREFERRED STOCK

                                      OF

                            EPL TECHNOLOGIES, INC.

                               TO BE DESIGNATED

                     SERIES D CONVERTIBLE PREFERRED STOCK


                     Series D Convertible Preferred Stock:

                          I.  Designation and Amount

      The designation of this series, which consists of 12,500 shares of Preferred Stock, is Series D Convertible Preferred Stock (the "Series D Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000) per share (the "Stated Value").

                                   II.  Rank

      The Series D Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series D Preferred Stock obtained in accordance with Article IX hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series D Preferred Stock) (together with the Common Stock, "Junior Securities"); (iii) pari passu with the Corporation's Series A 10% Cumulative Preferred Stock, par value $1.00 per share (the "Series A Preferred"), the Corporation's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred") and the Corporation's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred"), and with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series D Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series D Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series D Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series D Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                III.  Dividends


      The Series D Preferred Stock shall not bear any dividends. In no event, so long as any Series D Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the unanimous written consent or the vote of the holders of two-thirds (2/3) of the outstanding shares of Series D Preferred Stock, voting together as a class. Notwithstanding the foregoing, dividends may be paid on the Series A Preferred, the Series B Preferred and the Series C Preferred in accordance with the Certificates of Designation for each such series as filed with the Secretary of State of the State of Colorado prior to the date hereof.

                          IV.  Liquidation Preference

      A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of forty-five (45) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series D Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series D Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

      B. At the option of any holder of Series D Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions, the effectuation by the Corporation of a transaction or series of related transactions (other than an underwritten public offering) in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute upon consummation of such transaction an amount equal to 115% of the Liquidation Preference with respect to each outstanding share of Series D Preferred Stock in accordance with and subject to the terms of this Article IV or (ii) be treated pursuant to Article VI.C(d) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization. Such option shall be exercised by a holder not later than thirty (30) days after consummation of the transaction giving rise to such option.

      C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series D Preferred Stock shall mean an amount equal to the sum of
(i) the Stated Value thereof, plus (ii) an amount equal to four percent (4%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the date of final distribution to the holder thereof (pro rated for any portion of such period). The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                                V.  Redemption

      A. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

            (i) The Corporation fails to issue shares of Common Stock to any holder of Series D Preferred Stock upon exercise by such holder of its conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.F below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to any holder upon conversion of the Series D Preferred Stock as and when required by this Certificate of Designation or the Registration Rights Agreement, dated as of November 6, 1997, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend (or fails to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to any holder of Series D Preferred Stock upon conversion of the Series D Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement dated as of November 6, 1997, by and between the Corporation and the other signatories thereto (the "Purchase Agreement") or the Registration Rights Agreement, fails to fulfill its obligations pursuant to Sections 4(c),4(h),4(i), 4(j) or 5 of the Purchase Agreement, or breaches its obligations under that certain side letter dated November 6, 1997 regarding restrictions on the payment of dividends (or makes any announcement or otherwise provides notice to any holder that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement or statement not to honor its obligations shall not be rescinded) for ten (10) business days;

            (ii) The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to April 30, 1998 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Corporation's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective, except in the event of an "Allowed Delay" as defined in the Registration Rights Agreement;

            (iii) The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

            (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation and shall be unstayed for a period of forty-five (45) days;

            (v) The Corporation shall fail to maintain the listing of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least ten (10) days;

then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii) or (v) at the option of one or more holders of then outstanding shares of Series D Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or (iv), the Corporation shall purchase such holders' shares of Series D Preferred Stock for an amount per share equal to the greater of (1) 115% multiplied by the sum of (a) the Stated Value of the shares to be redeemed, plus (b) an amount equal to four percent (4%) per annum of such Stated Value for the period beginning on the date of issuance of such shares and ending on the date of payment of the Mandatory Redemption Amount (as defined below) (the "Mandatory Redemption Date") and (2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (treating the Trading Day (as defined in Article VI.B below) immediately preceding the Mandatory Redemption Date as the "Conversion Date" (as hereinafter defined) unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date, and deeming the five consecutive Trading Days in the Pricing Period (as hereinafter defined) preceding the Mandatory Redemption Date that maximize the number of shares of Common Stock issuable for purposes of this proviso as the Market Price Days (as hereinafter defined), multiplied by (b) the Closing Price (as hereinafter defined) for the Common Stock on such Conversion Date (the greater of such amounts being referred to as the "Mandatory Redemption Amount"). Notwithstanding the foregoing, any holder of Series D Preferred who does not sign the Mandatory

Redemption Notice shall retain such holder's shares of Series D Preferred Stock, the rights of which shall continue to be governed by the terms of this Certificate of Designation. The Corporation shall notify all holders promptly of the receipt by the Corporation of a Mandatory Redemption Notice from any holder.

      In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series D Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series D Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

      B. If the Series D Preferred Stock ceases to be convertible as a result of the limitations described in the third paragraph of Article VI.A below (a "19.99% Redemption Event"), and the Corporation has not prior to, or within thirty (30) days after, the date that such 19.99% Redemption Event arises, (i) obtained approval of the issuance of the additional shares of Common Stock by the requisite vote of the holders of the then-outstanding Common Stock ("Stockholder Approval") (not including any shares of Common Stock held by present or former holders of Series D Preferred Stock that were issued upon conversion of Series D Preferred Stock) or (ii) received other permission from Nasdaq, whether pursuant to Nasdaq Requirement 4460(i) or otherwise, allowing the Corporation to resume issuances of shares of Common Stock upon conversion of Series D Preferred Stock, then the Corporation shall be obligated to redeem immediately all of the then outstanding Series D Preferred Stock, in accordance with this Article V.B. An irrevocable Redemption Notice shall be delivered promptly to the holders of Series D Preferred Stock at their registered address appearing on the records of the Corporation and shall state (1) that 19.99% of the Outstanding Common Amount (as defined in Article VI.A below) has been issued upon exercise of the Series D Preferred Stock, (2) that the Corporation is obligated to redeem all of the outstanding Series D Preferred Stock and (3) the Mandatory Redemption Date, which shall be a date within five (5) business days of the date of the Redemption Notice. On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Article V.A. above) in cash.

      C. Notwithstanding anything to the contrary in Article VI below, subject to the terms of this Article V.C. if the Closing Price (as defined below) of the Common Stock is below the Floor Price (as defined in Article VI.B) on any Conversion Date (as defined in Article VI.B. below), the Corporation shall have the option, in lieu of issuing shares of Common Stock to the converting holders upon conversion in accordance with the terms of Article VI below, to redeem all or any portion of the shares of Series D Preferred Stock submitted for conversion for an amount in cash equal to the number of shares that would have otherwise been issued upon conversion of the Series D Preferred Stock at the applicable Conversion Price (as defined in Article VI.B below) multiplied by the Redemption Market Price (as hereinafter defined). "Redemption Market Price" shall be equal to the Closing Price of the Common Stock on the Conversion Date. "Closing Price," as of any date, means the last sale price of the Common Stock (as reported by Bloomberg Financial Markets ("Bloomberg")) on the Nasdaq SmallCap or on the principal securities exchange or market on which the Common Stock is then being traded on such date. From time to time, the holders may request advance notice as to whether the Corporation will issue shares of Common Stock, deliver cash in redemption or any combination thereof in respect of the shares of Series D Preferred Stock submitted for conversion pursuant to Article VI. Such request shall be made in writing and the Corporation shall respond in writing as promptly as practicable but in any event within three (3) business days of receipt of the request. The Corporation will be bound by such response for a period of twenty (20) Trading Days from the date of its response. A failure to respond within three (3) business days shall be deemed to be an election to issue Common Stock on conversion. Any redemption amounts payable hereunder shall be paid to the converting holder within five (5) Trading Days of the Conversion Date.

                  VI.  Conversion at the Option of the Holder

      A. Each holder of shares of Series D Preferred Stock may, at its option in accordance with the terms hereof, upon surrender of the certificates therefor, convert any or all of its shares of Series D Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series D Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the sum of (a) the Stated Value thereof, plus, (b) the Premium Amount (as defined below), by (2) the then effective Conversion Price (as defined below); provided, however, that, unless the holder delivers a waiver in accordance with the immediately following sentence, in no event shall a holder of shares of Series D Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series D Preferred Stock or unexercised portion of warrants or any other securities containing analogous limitations) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series D Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period). The "Premium Amount" means the product of the Stated Value, multiplied by .04, multiplied by (N/365), where "N" equals the number of days elapsed from the date of issuance of the Series D Preferred Stock to and including the Conversion Date (as defined in Article VI.B. below).

      Each holder of shares of the Series D Preferred Stock may convert only up to that percentage (the "Maximum Conversion Amount") of the aggregate number of shares of Series D Preferred Stock initially issued on the Closing Date by the Corporation to such holder specified below during the time period set forth opposite such percentage:

                              Number of Days following issuance
            Percentage              of Series D Preferred Stock

               0%                          1-180
              25%                         181-210
              50%                         211-240
              75%                         241-270
             100%                          271;

provided, however, that there shall be excluded from the foregoing restrictions and any calculation of the foregoing percentages any conversion(s) occurring:
(A) on any Conversion Date on which the high sales price of the Common Stock, as reported by Bloomberg, on the Nasdaq SmallCap or on the principal securities exchange or market on which the Common Stock is then being traded, exceeds either (i) 115% of the then applicable Market Price, based on Market Price Days designated by holder, or (ii) the Fixed Conversion Price as then in effect; or
(B) on any Conversion Date on or after (i) the date of a public announcement by the Corporation that it intends to consolidate or merge with any other corporation (other than a merger solely for purposes of reincorporation) or sell or transfer all or substantially all of the assets of the Corporation, or (ii) the date any person, group or entity (including the Corporation) publicly announces a tender offer (as such term is used in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) to purchase 25% or more of the Corporation's outstanding Common Stock.

      Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series D Preferred Stock equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series D Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Article VI and Article VII below, unless the Corporation (i) has obtained approval of the issuance of the Series D Preferred Stock by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series D Preferred Stock that were issued upon conversion of Series D Preferred Stock), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Nasdaq Requirement 4460(i), or otherwise. For purposes of this paragraph, "Outstanding Common Amount" shall be determined in accordance with Nasdaq Requirement 4460 or a successor rule, as may be in effect from time to time. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series D Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Article X below. In the event that the Corporation obtains Stockholder Approval, the approval of The Nasdaq Stock Market or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to

Maximum Share Amount, above, shall be deemed to be instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is not obtained, there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the period for obtaining effectiveness of such registration statement. In the event that (a) the aggregate number of shares of Common Stock issued pursuant to the outstanding Series D Preferred Stock represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series D Preferred Stock plus (y) the aggregate number of shares of Common Stock that remains issuable upon conversion of Series D Preferred Stock, together in each case with any shares of Common Stock that are integrated with the Conversion Shares for purposes of Rule 4460 of the Nasdaq Stock Market, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

      B. (a) Subject to subparagraph (b) and (c) and Article VI.C below, the "Conversion Price" shall be the lesser of (i) the Applicable Percentage (as defined herein) of the Market Price (as defined herein) (the "Variable Conversion Price") and (ii) the Fixed Conversion Price. "Market Price" shall mean the average of the closing bid prices of the Common Stock on Nasdaq SmallCap, or on the principal securities exchange or other market on which the Common Stock is then being traded (in each case, as reported by Bloomberg), for any five (5) consecutive Trading Days (as defined herein) (the "Market Price Days") in the 25 Trading Day period (the "Pricing Period") ending one (1) Trading Day prior to the date (the "Conversion Date") the Notice of Conversion (as defined in Section VI.E) is sent by a holder to the Corporation via facsimile. "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq SmallCap, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Pricing Period for any shares of Series D Preferred Stock shall not include any Trading Days prior to the date of original issuance of such Series D Preferred Stock. The converting holder shall designate the "Market Price Days" on the Conversion Date, from the Trading Days comprising the Pricing Period and such selection shall be indicated in the Notice of Conversion. The "Fixed Conversion Price" shall equal $11.63, or the price described in clause (i) of Article VI.C(a) if the Corporation makes the election described therein. The "Floor Price" shall equal $3.88. "Applicable Percentage" shall mean (i) 94%, with respect to any Conversion Date on which the closing sale price of the Common Stock on Nasdaq SmallCap, or on the principal securities exchange or market on which the Common Stock is then traded, as reported by Bloomberg (the "Closing Price") equals or exceeds the Floor Price and (ii) 100%, with respect to any Conversion Date on which the Closing Price is less than the Floor Price; provided, however, that if the Closing Price of the Common Stock is less than the Floor Price for any thirty (30) consecutive days and the Corporation elects to reset the Applicable Percentage in accordance with Article VI.C(a) below, with respect to any Conversion

Date thereafter on which the Closing Price is below the Floor Price, the Applicable Percentage shall be 94% instead of 100%.

            (b) Notwithstanding anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged and the stockholders of the Corporation prior to the date of such consolidation or merger continue to own at least 51% of the surviving or continuing corporation) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer (as such term is used in the Exchange Act) to purchase 50% or more of the Corporation's Common Stock (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of
(x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Article VI.B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this subparagraph (b) has been made, six (6) Trading Days after the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (b) to become operative, or the date on which the proposed transaction or tender offer has been consummated.

            (c) In the event that (1) the Corporation fails to obtain effectiveness with the SEC of the Registration Statement prior to 120 days following the issuance of the Series D Preferred Stock, or (2) such Registration Statement lapses in effect, or sales otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "Prospectus") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective, then the Pricing Period shall be comprised of, (i) in the case of an event described in clause (1), the twenty five (25) Trading Days preceding the 120th day following the issuance of the Series D Preferred Stock plus all Trading Days through and including the third Trading Day following the date of effectiveness of the Registration Statement; and (ii) in the case of an event described in clause (2), the twenty five (25) Trading Days preceding the date on which the holders are first notified or otherwise first reasonably determine based on the information available that sales may not be made under the Prospectus, plus all Trading Days through and including the third Trading Day following the date on which the holders of Series D Preferred Stock are notified or otherwise first reasonably determine based on the information available that such sales may again be made under the Prospectus.

      C. The Conversion Price shall be subject to adjustment from time to time as follows:

            (a) Reset of Original Fixed Conversion Price or Applicable Percentage. In the event that the Closing Price is below the Floor Price for any thirty (30) consecutive Trading Days, the Corporation shall either (i) permanently reset the Fixed Conversion Price to 115% of the average closing bid price of the Common Stock during such thirty (30) Trading Day period or (ii) permanently reset the percentage referred to in clause (ii) of the definition of Applicable Percentage from 100% to 94%. The Corporation shall notify the holders of Series D Preferred Stock (in writing on the Trading Day next following the thirty (30) consecutive Trading Day period giving rise to the Corporation's obligations hereunder) of its election to reset the Fixed Conversion Price or the Applicable Percentage as provided above, and the choice of which to reset shall be the Corporation's.

            (b) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series D Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification, below-Market Price rights offering to all holders of Common Stock or other similar event, the Fixed Conversion Price and the Floor Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price and the Floor Price shall be proportionately increased. In such event, the Corporation shall notify the transfer agent and the conversion agent for the Series D Preferred Stock (the "Transfer Agent") of such change on or before the effective date thereof.

            (c) Adjustment to Variable Conversion Price. If at any time when Series D Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, below-Market Price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series D Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for the entire Pricing Period immediately preceding the Conversion Date. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. Notwithstanding the foregoing, solely in the case of a below- Market Price rights offering, the Variable Conversion Price for a share of Series D Preferred Stock shall be adjusted only if the holder of such share waives in writing his rights to acquire the purchase rights associated with such rights offering pursuant to Article VI.C(f).

            (d) Adjustment Due to Merger, Consolidation, Etc. Subject to Article IV.B, if, at any time when Series D Preferred Stock is issued and outstanding and prior to the conversion of all Series D Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series D Preferred Stock shall thereafter have the right to receive upon conversion of the Series D Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series D Preferred Stock would have been entitled to receive in such transaction had the Series D Preferred Stock been converted in full (without regard to any limitations on conversion contained herein) immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series D Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series D Preferred Stock. The Corporation shall not effect any transaction described in this subsection (d) unless (a) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series D Preferred Stock shall be entitled to convert the Series D Preferred Stock) and
(b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (d). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

            (e) Adjustment Due to Distribution. Subject to Article III, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series D Preferred Stock shall be entitled, upon any conversion of shares of Series D Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

            (f) Purchase Rights. Subject to Article III and Article VI.C(c), if at any time when any Series D Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series D Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI.C. the Corporation, at its expense, shall make available to the holders the information necessary to determine such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish to such holder a certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series D Preferred Stock.

      D. For purposes of Article VI.C(b) and (c) above, "Market Price," which shall be measured as of the record date in respect of the rights offering means
(i) the average of the last reported sale prices for the shares of Common Stock as reported by Nasdaq SmallCap, as applicable, for the twenty (20) Trading Days immediately preceding such date, or (ii) if Nasdaq SmallCap is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation, or (b) at the option of two-thirds (2/3) of the holders, with the expense divided between such holder and the Corporation equally, of the outstanding Series D Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

      E. In order to convert Series D Preferred Stock into full shares of Common Stock, a holder of Series D Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in notice to the Corporation on the Conversion Date) at the office of the Corporation or the Transfer Agent that the holder elects to convert the same, which notice shall specify the number of shares of Series D Preferred Stock to be converted, the applicable Conversion Price, the Market Price Days, and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to 12:00 Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series D Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 96 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

            (a) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series D Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

            (b) Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within three (3) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series D Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series D Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $500 per day in cash for each day beyond the three (3) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock issuable upon surrender of shares of Series D Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article VI.

      In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A. and in this Article VI.E., the Corporation shall use its best efforts to cause the Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

            (c) No Fractional Shares. If any conversion of Series D Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, of the Series D Preferred Stock shall be the next higher number of shares.

            (d) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in notice) to the Corporation or the Transfer Agent before 12:00 Midnight, New York City time, on the Conversion Date. Subject to Article VI.H, the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series D Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series D Preferred Stock shall survive to the extent the corporation fails to deliver such securities.

      F. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series D Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series D Preferred Stock, 3,225,806 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series D Preferred Stock (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Corporation's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Preferred Stock.

      If at any time a holder of shares of Series D Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion, in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same Conversion Date), the number of shares of Common Stock which are available to effect such conversion up to such holder's pro rata share of the Reserved Amount, as determined in accordance with Article X. The number of shares of Series D Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default. In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) (N/365), multiplied by (b) the sum of the Stated Value plus the Premium Amount per share of Series D Preferred Stock through the Authorization Date (as defined below), multiplied by (c) the Excess Amount on the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date"), multiplied by (d) .24, where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series D Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

            (a) In the event the holder elects to receive such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

            (b) In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares).

      Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

      G. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series D Preferred Stock.

      H. Upon submission of a Notice of Conversion by a holder of Series D Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series D Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series D Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series D Preferred Stock with respect to such unconverted shares of Series D Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series D Preferred Stock to the holder or, if such shares of Series D Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series D Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Default Payments pursuant to Article VI.F. to the extent required thereby for such Conversion Default and any subsequent Conversion Default).


                          VII.  Automatic Conversion

      So long as the Registration Statement is effective and there is not then a continuing Mandatory Redemption Event, and so long as the Common Stock is listed for trading on the Nasdaq Small Cap, the Nasdaq National Market System, the American Stock Exchange or the New York Stock Exchange, and subject to the 19.99% Limitation and the Reserved Amount, each share of Series D Preferred Stock issued and outstanding on November 6, 2002, shall be automatically converted into shares of Common Stock in accordance with the terms hereof (the "Automatic Conversion Date"). The Automatic Conversion Date shall be delayed by one (1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Series D Preferred Stock that sales cannot be made pursuant to the Registration Statement, whether by reason of the Corporation's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise. The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder. The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder.


                             VIII.  Voting Rights

      The holders of the Series D Preferred Stock have no voting power whatsoever, except as otherwise provided by the Colorado Business Corporation Act ("CBCA"), in this Article VIII, and in Article IX below.

      Notwithstanding the above, the Corporation shall provide each holder of Series D Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under the CBCA the vote of the holders of the Series D Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote of the holders of at least two-thirds (2/3) of the shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by the unanimous written consent of the shares of Series D Preferred Stock (except as otherwise may be required under the CBCA) shall constitute the approval of such action by the class. To the extent that under the CBCA holders of the Series D Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated and deeming the five consecutive Trading Days in the Pricing Period preceding the record date that maximize the number of shares of Common Stock issuable for purposes of this proviso as the Market Price Days. Holders of the Series D Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the CBCA.


                          IX.  Protective Provisions

      So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote, as provided by the CBCA) of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock or the unanimous written consent of the then outstanding shares of Series D Preferred Stock:

            (a) alter or change the rights, preferences or privileges of the Series D Preferred Stock or any other securities of the Corporation so as to affect adversely the Series D Preferred Stock;

            (b) create any new class or series of capital stock having a preference over the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

            (c) create any new class or series of capital stock ranking pari passu with the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

            (d) increase the authorized number of shares of Series D Preferred Stock or Senior Securities or Pari Passu Securities; or

            (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      In the event holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock, pursuant to subsection (a) above, so as to affect the Series D Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series D Preferred Stock.

      The Corporation shall not offer any inducement to any holder of Series D Preferred Stock to alter or change the rights, preferences or privileges of any shares of the Series D Preferred Stock without offering such inducement pro rata to all holders of Series D Preferred Stock then outstanding.


                           X.  Pro Rata Allocations

      The Maximum Share Amount and the Reserved Amount shall be allocated by the Corporation pro rata among the holders (and their respective transferees) based on the number of shares of Series D Preferred Stock purchased by each holder from the Corporation relative to the total aggregate number of shares of Series D Preferred Stock purchased by all holders from the Corporation. Increases to the Reserved Amount and Maximum Share Amount shall be allocated pro rata among holders based on the number of shares of Series D Preferred Stock then outstanding. Each transferee of Series D Preferred Stock succeeds to the pro rata allocations associated with the shares of Series D Preferred Stock acquired by such transferee.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                          NOTICE OF CONVERSION

                (To be Executed by the Registered Holder in order to Convert the Series D Preferred Stock)

            The undersigned hereby irrevocably elects to convert ______ shares of Series D Preferred Stock, represented by stock certificate No(s). __________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of EPL Technologies, Inc. (the "Corporation") according to the conditions of the Certificate of Designation of Series D Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

            The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series D Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:___________________________

                  Market Price Days:___________________________

                  Applicable Conversion Price:____________________

                  Number of Shares of
                  Common Stock to be Issued:_____________________

                  Signature:____________________________________

                  Name:_______________________________________

                  Address:______________________________________

*The Corporation is not required to issue shares of Common Stock until the original Series D Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than three (3) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.

           Mail to:            SECRETARY OF STATE            For office use only
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                               FAX (303) 894-2242

MUST BE TYPED
FILING FEE $25.00
MUST SUBMIT TWO COPIES

Please include a typed      ARTICLES OF AMENDMENT
self-addressed envelope            TO THE
                          ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is EPL Technologies, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on April 3, 2001, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

         No shares have been Issued or Directors Elected Action by Incorporators
  ------
         No shares have been Issued but Directors Elected Action by Directors
  ------
         Such amendment was adopted by the board of directors where shares have
    X    been issued and shareholder action was not required.
  ------
         Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
  ------
         A total of 2,000 shares of the duly authorized preferred stock, $.01 par value, of the corporation shall be designated Series E Convertible Preferred Stock and shall have the powers, preferences, rights, qualifications and restrictions set forth on the Certificate of Designation attached hereto as Exhibit A.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: SEE ABOVE

If these amendments are to have a delayed effective date, please list that date: n/a (Not to exceed ninety (90) days from the date of filing)

                                   EPL TECHNOLOGIES, INC.

                                   By:
                                      -----------------------------------------
                                      Paul L. Devine
                                      Its President and CEO

                                    EXHIBIT A

               CERTIFICATE OF DESIGNATION, NUMBER, VOTING POWERS,

         PREFERENCES AND RIGHTS OF THE SERIES OF THE PREFERRED STOCK OF

                             EPL TECHNOLOGIES, INC.

                                TO BE DESIGNATED

                      SERIES E CONVERTIBLE PREFERRED STOCK

         1. Designation and Amount. The designation of this series of capital stock shall be "Series E Convertible Preferred Stock," par value $.01 per share (the "Series E Preferred Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series E Preferred Stock shall be as set forth herein. The number of authorized shares of the Series E Preferred Stock is 2,000 shares. The initial offering price for the Series E Preferred Stock shall be $1,000 per share (the "Original Issue Price").

         2. Ranking. The Corporation's Series E Preferred Stock shall rank, as to dividends and upon liquidation, equally with each other and equally with the Corporation's (i) Series A 10% Cumulative Preferred Stock, par value $1.00 per share (the "Series A Stock"), (ii) Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Stock"), (iii) Series C Convertible Preferred Stock, par value $0.01 per share, (the "Series C Stock"), (iv) Series D Preferred Stock, par value $0.01 per share, (the "Series D Stock") and (v) Series F Convertible Preferred Stock, par value $0.01 per share, (the "Series F Stock"); and senior and prior to the Corporation's common stock, par value $0.001 per share (the "Common Stock") and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of a majority of the shares of Series E Preferred Stock.

         3. Dividends

         In each fiscal year of the Corporation, the holders of shares of Series E Preferred Stock shall be entitled to receive, when and as declared, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, out of the funds legally available for that purpose, for each share of Series E Preferred Stock held by such holder, dividends at a rate of ten percent (10%) per annum of the Original Issue Price, or $100.00 per share, and no more, in cash or in stock, at the Corporation's discretion, (i.e., stock at the stated conversion price) and in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series E Preferred Stock by reason of their ownership thereof ("Junior Shares").

         Dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared and shall be cumulative so that if at any time after the issuance of the Series E Preferred Stock such dividends shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid on or declared and set apart for payment before any dividend shall be paid on or declared or set apart for any shares of Junior Shares is made by the Corporation, except the repurchase of Junior Shares from employees of this Corporation upon termination of employment. Any accumulation of dividends on the Series E Preferred Stock shall not bear interest.

         4. Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series E Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other Junior Shares, an amount equal to $1,000 per share of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series E Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series E Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series E Preferred Stock shall rank on liquidation on a parity with the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the Series F Stock, and the Common Stock shall constitute Junior Shares hereunder.

         (b) After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series E Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series E Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other Junior Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its shareholders.

         5. Voting

         (a) Each holder of outstanding shares of Series E Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 7 hereof), at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as required by law or by the provisions of its Amended and Restated Certificate of Incorporation, as amended from time to time, holders of Series E Preferred Stock and any other outstanding series of Preferred Stock shall vote together with the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series F Stock and Common Stock as a single class or "voting group" within the meaning of the Colorado Business Corporation Act.

         (b) The Corporation shall not (i) amend, alter or repeal the preferences, special rights or other powers of the Series E Preferred Stock so as to affect adversely the Series E Preferred Stock, or (ii) amend, alter or modify its Articles of Incorporation to increase the number of authorized shares of Series E Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series E Preferred Stock in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any class or series of stock with preference or priority over the Series E Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up the Corporation shall be deemed to affect adversely the Series E Preferred Stock, and the authorization of any class or series of stock on a parity with the Series E Preferred Stock as to the rights to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series E Preferred Stock.

         6. Redemption. At the option of the Corporation, the Corporation may redeem and cancel all or any portion of the outstanding shares of the Series E Preferred Stock by either (i) requiring the holders of shares of Series E Preferred Stock to convert all or a portion of such shares into Common Stock in accordance with Section 7 below (a "Conversion Redemption"), or (ii) making a cash payment of $1,000.00 per share (a "Cash Redemption"). The procedure for a Conversion Redemption is set forth in Section 7. The procedure for any Cash Redemption of Series E Preferred Stock shall be as follows:

         (A) If the Corporation chooses to redeem all or any portion of the outstanding shares of the Series E Preferred Stock, it shall specify in a written notice to the holders of such shares to be redeemed (a "Redemption Notice"), the number of shares which the Corporation elects to redeem, in accordance with Section (6)(C) hereof and whether such redemption is a Conversion Redemption or a Cash Redemption. With respect to a Cash Redemption, the total sum payable per share of Series E Preferred Stock on the Redemption Date is hereinafter referred to as the "Redemption Price," and the payment to be made on the Redemption Date is hereinafter referred to as the "Redemption Payment."

         (B) On and after the Redemption Date, all rights of any holder with respect to those shares of Series E Preferred Stock being redeemed by the Corporation pursuant to Section (6)(A), except the right to receive the Redemption Price per share of Series E Preferred Stock as hereinafter provided (in case of a Cash Redemption), shall cease and terminate, and such shares of Series E Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything to the contrary set forth herein, if the Corporation defaults in either the payment of the Redemption Payment or the delivery of shares of Common Stock upon conversion, the rights of the holder with respect to such shares of Series E Preferred Stock shall continue until the Corporation cures such default.

         (C) The Corporation shall send its Redemption Notice pursuant to this Section (6) by first-class, certified mail, return receipt requested, postage prepaid, to the holder of such shares of Series E Preferred Stock to be redeemed (a "Notified Holder") at the holder's address of record with the Corporation. On the fifth (5th) business day following the date upon which the Corporation sent the Redemption Notice to the Notified Holder, the Corporation shall (i) in case of a Cash Redemption, pay the Notified Holder the applicable Redemption Price pursuant to the terms of Section (6)(A), or (ii) in case of a Conversion Redemption, deliver the applicable number of shares of Common Stock pursuant to
Section 7; provided that, in either case, the Corporation or its transfer agent has received the certificate(s) representing the shares of Series E Preferred Stock to be redeemed. Such payment or delivery date, as the case may be, shall be referred to herein as the "Redemption Date". Upon redemption of only a portion of the number of shares covered by a Series E Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series E Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series E Preferred Stock representing the unredeemed portion of the Series E Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

         7. Optional Conversion. The holders of the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof or at the option of the Corporation pursuant to a Conversion Redemption, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000.00 by the Conversion Price (as defined below) in effect at the time of conversion for each share of Series E Preferred Stock. The conversion price at which shares of Common Stock shall be deliverable upon conversion Series E Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $0.65. Such initial Conversion Price, and the rates at which shares of Series E Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series E Preferred Stock.

         (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (c) Mechanics of Conversion

         (i) In order for a holder of Series E Preferred Stock to convert shares of Series E Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series E Preferred Stock at the office of the Corporation's transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series E Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

            (ii) The Corporation shall at all times when the Series E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at each such adjusted Conversion Price.

         (d) Adjustment of Conversion Price

         (i) Adjustment for Anti-Dilution, Merger or Reorganization, etc. The Conversion Price and the number and kind of securities issuable upon the conversion of the Series E Preferred Stock shall be subject to adjustment from time to time, but only upon the occurrence of any of the events as hereinafter provided:

         (A) In the event the Corporation shall issue Common Stock as a dividend upon Common Stock or in payment of a dividend thereon, the Conversion Price then in effect shall be proportionately decreased, effective at the close of business on the record date for the determination of shareholders entitled to receive the same (it being understood that any issuance of Common Stock as a dividend on any class or series of the Corporation's preferred stock shall have no effect on the Conversion Price);

         (B) In the event the Corporation shall at any time subdivide or combine its outstanding shares of Common Stock, by reclassification or otherwise, the Conversion Price then in effect shall be proportionately decreased or increased, as the case may be, effective immediately after the effective date of such subdivision or combination; and

         (C) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series E Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation purchasable and receivable upon the conversion, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock purchasable and receivable upon the conversion of the Series E Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such reorganization, reclassification, consolidation, merger or sale, appropriate provision shall be made with respect to the rights and interests of the holders of Series E Preferred Stock to the end that the provisions of the Series E Preferred Stock (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series E Preferred Stock) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of stock, securities, or assets thereafter deliverable upon conversion of Series E Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the holders of

Series E Preferred Stock such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the holders of Series E Preferred Stock may be entitled to purchase.

         (ii) No Impairment

         The Corporation will not by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

         (iii) Certificate as to Adjustments

         Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series E Preferred Stock.

         8. Notice of Record Date. In the event:

         (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

         (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

         (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

         (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series E Preferred Stock, and shall cause to be mailed to the holders of the Series E Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

         (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

         (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

             Mail to:          SECRETARY OF STATE            For office use only
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                               FAX (303) 894-2242



MUST BE TYPED
FILING FEE $25.00
MUST SUBMIT TWO COPIES

Please include a typed        ARTICLES OF AMENDMENT
self-addressed envelope              TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is EPL Technologies, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on April 3, 2001, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

         No shares have been Issued or Directors Elected Action by Incorporators
-------
         No shares have been Issued but Directors Elected Action by Directors
-------
   X     Such amendment was adopted by the board of directors where shares have
-------  been issued and shareholder action was not required.

         Such amendment was adopted by a vote of the shareholders. The number of ------- shares voted for the amendment was sufficient for approval.

         A total of 10,000 shares of the duly authorized preferred stock, $.01 par value, of the corporation shall be designated Series F Convertible Preferred Stock and shall have the powers, preferences, rights, qualifications and restrictions set forth on the Certificate of Designation attached hereto as Exhibit A.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: SEE ABOVE

If these amendments are to have a delayed effective date, please list that date: n/a (Not to exceed ninety (90) days from the date of filing)

                                   EPL TECHNOLOGIES, INC.

                                   By:
                                      ------------------------------------------
                                      Paul L. Devine
                                      Its President and CEO

                                    EXHIBIT A

               CERTIFICATE OF DESIGNATION, NUMBER, VOTING POWERS,

         PREFERENCES AND RIGHTS OF THE SERIES OF THE PREFERRED STOCK OF

                             EPL TECHNOLOGIES, INC.

                                TO BE DESIGNATED

                      SERIES F CONVERTIBLE PREFERRED STOCK

         1. Designation and Amount. The designation of this series of capital stock shall be "Series F Convertible Preferred Stock," par value $.01 per share (the "Series F Preferred Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series F Preferred Stock shall be as set forth herein. The number of authorized shares of the Series F Preferred Stock is 10,000 shares. The initial offering price for the Series F Preferred Stock shall be $1,000 per share (the "Original Issue Price").

         2. Ranking. The Corporation's Series F Preferred Stock shall rank, as to dividends and upon liquidation, equally with each other and equally with the Corporation's (i) Series A 10% Cumulative Preferred Stock, par value $1.00 per share (the "Series A Stock"), (ii) Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Stock"), (iii) Series C Convertible Preferred Stock, par value $0.01 per share, (the "Series C Stock"), (iv) Series D Preferred Stock, par value $0.01 per share, (the "Series D Stock"); and (v) Series E Preferred Stock, par value $0.01 per share (the "Series E Stock") and senior and prior to the Corporation's common stock, par value $0.001 per share (the "Common Stock") and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of a majority of the shares of Series F Preferred Stock.

         3. Dividends

         In each fiscal year of the Corporation, the holders of shares of Series F Preferred Stock shall be entitled to receive, when and as declared, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, out of the funds legally available for that purpose, for each share of Series F Preferred Stock held by such holder, dividends at a rate of ten percent (10%) per annum of the Original Issue Price, or $100.00 per share, and no more, in cash or in stock, at the Corporation's discretion, (i.e., stock at the stated conversion price) and in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series F Preferred Stock by reason of their ownership thereof ("Junior Shares").

         Dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared and shall be cumulative so that if at any time after the issuance of the Series F Preferred Stock such dividends shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid on or declared and set apart for payment before any dividend shall be paid on or declared or set apart for any shares of Junior Shares is made by the Corporation, except the repurchase of Junior Shares from employees of this Corporation upon termination of employment. Any accumulation of dividends on the Series F Preferred Stock shall not bear interest.

         4. Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series F Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other Junior Shares, an amount equal to $1,000 per share of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series F Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series F Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series F Preferred Stock shall rank on liquidation on a parity with the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock, and the Common Stock shall constitute Junior Shares hereunder.

         (b) After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series F Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series F Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other Junior Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its shareholders.

         5. Voting

         (a) Each holder of outstanding shares of Series F Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series F Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 7 hereof), at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as required by law or by the provisions of its Amended and Restated Certificate of Incorporation, as amended from time to time, holders of Series F Preferred Stock and any other outstanding series of Preferred Stock shall vote together with the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock and Common Stock as a single class or "voting group" within the meaning of the Colorado Business Corporation Act.

         (b) The Corporation shall not (i) amend, alter or repeal the preferences, special rights or other powers of the Series F Preferred Stock so as to affect adversely the Series F Preferred Stock, or (ii) amend, alter or modify its Articles of Incorporation to increase the number of authorized shares of Series F Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series F Preferred Stock in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any class or series of stock with preference or priority over the Series F Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up the Corporation shall be deemed to affect adversely the Series F Preferred Stock, and the authorization of any class or series of stock on a parity with the Series F Preferred Stock as to the rights to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series F Preferred Stock.

         6. Redemption. At the option of the holders of the Series F Preferred Stock, the holders may redeem and cancel all or any portion of the outstanding shares of the Series F Preferred Stock by either of (i) converting all or a portion of such shares into Common Stock in accordance with Section 7 below (a "Conversion Redemption"), or (ii) require the Corporation to pay to the holders a cash payment of $1,000.00 per share plus any dividends not previously paid pursuant to Section 3 (a "Cash Redemption"); provided, however that any Cash Redemption shall not be effected any earlier than three (3) years after the date upon which a holder has been issued the Series F Preferred Stock. Except as otherwise set forth below,the procedure for a Conversion Redemption is set forth in Section 7. The procedure for any Cash Redemption of Series F Preferred Stock shall be as follows:

         (A) If any holder chooses to redeem all or any portion of the outstanding shares of the Series F Preferred Stock, it shall specify in a written notice to the Corporation (a "Redemption Notice"), the number of shares which the holder elects to redeem, in accordance with Section 6(C) hereof and whether such redemption is a Conversion Redemption or a Cash Redemption. With respect to a Cash Redemption, the total sum payable per share of Series F Preferred Stock on the Redemption Date is hereinafter referred to as the "Redemption Price," and the payment to be made on the Redemption Date is hereinafter referred to as the "Redemption Payment."

         (B) On and after the Redemption Date (as defined in Section 6(C)), all rights of any holder with respect to those shares of Series F Preferred Stock being redeemed by the Corporation pursuant to Section 6(A), except the right to receive the Redemption Price per share of Series F Preferred Stock as hereinafter provided (in case of a Cash Redemption), shall cease and terminate, and such shares of Series F Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything to the contrary set forth herein, if the Corporation defaults in either the payment of the Redemption Payment or the delivery of shares of Common Stock upon conversion, the rights of the holder with respect to such shares of Series F Preferred Stock shall continue until the Corporation cures such default.

         (C) The holders shall send its Redemption Notice pursuant to this Section (6) by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at the Corporation's address. On the sixtieth (60th) day following the date upon which the holder sent the Redemption Notice to the Corporation, the Corporation shall (i) in case of a Cash Redemption, pay the holder the applicable Redemption Price pursuant to the terms of Section 6(A), or (ii) in case of a Conversion Redemption, on the fifth (5th) business day following such date, deliver the applicable number of shares of Common Stock pursuant to Section 7; provided that, in either case, the Corporation or its transfer agent has received the certificate(s) representing the shares of Series F Preferred Stock to be redeemed. Such payment or delivery date, as the case may be, shall be referred to herein as the "Redemption Date". Upon redemption of only a portion of the number of shares covered by a Series F Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series F Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series F Preferred Stock representing the unredeemed portion of the Series F Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

         7. Optional Conversion. The holders of the Series F Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof or at the option of the Corporation pursuant to a Conversion Redemption, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000.00 by the Conversion Price (as defined below) in effect at the time of conversion for each share of Series F Preferred Stock. The conversion price at which shares of Common Stock shall be deliverable upon conversion Series F Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $0.70. Such initial Conversion Price, and the rates at which shares of Series F Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series F Preferred Stock.

         (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (c) Mechanics of Conversion

         (i) In order for a holder of Series F Preferred Stock to convert shares of Series F Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series F Preferred Stock at the office of the Corporation's transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series F Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

         (ii) The Corporation shall at all times when the Series F Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series F Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series F Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series F Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at each such adjusted Conversion Price.

         (d) Adjustment of Conversion Price

         (i) Adjustment for Anti-Dilution, Merger or Reorganization, etc. The Conversion Price and the number and kind of securities issuable upon the conversion of the Series F Preferred Stock shall be subject to adjustment from time to time, but only upon the occurrence of any of the events as hereinafter provided:

         (A) In the event the Corporation shall issue Common Stock as a dividend upon Common Stock or in payment of a dividend thereon, the Conversion Price then in effect shall be proportionately decreased, effective at the close of business on the record date for the determination of shareholders entitled to receive the same (it being understood that any issuance of Common Stock as a dividend on any class or series of the Corporation's preferred stock shall have no effect on the Conversion Price);

         (B) In the event the Corporation shall at any time subdivide or combine its outstanding shares of Common Stock, by reclassification or otherwise, the Conversion Price then in effect shall be proportionately decreased or increased, as the case may be, effective immediately after the effective date of such subdivision or combination; and

         (C) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series F Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation purchasable and receivable upon the conversion, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock purchasable and receivable upon the conversion of the Series F Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such reorganization, reclassification, consolidation, merger or sale, appropriate provision shall be made with respect to the rights and interests of the holders of Series F Preferred Stock to the end that the provisions of the Series F Preferred Stock (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series F Preferred Stock) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of stock, securities, or assets thereafter deliverable upon conversion of Series F Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the holders of


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
Series F Preferred Stock such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the holders of Series F Preferred Stock may be entitled to purchase.

         (ii) No Impairment

         The Corporation will not by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series F Preferred Stock against impairment.

         (iii) Certificate as to Adjustments

         Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series F Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series F Preferred Stock.

         8. Notice of Record Date. In the event:

         (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

         (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

         (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

         (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series F Preferred Stock, and shall cause to be mailed to the holders of the Series F Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

         (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

         (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.


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